Exhibit 99.1

VAPE Holdings Agrees to Terms on $5 Million Equity Facility

Financial Partner to Take Equity at Market Prices at Company's Discretion

AGOURA HILLS, CA--(Marketwired - Apr 19, 2016) - VAPE Holdings, Inc. (OTCQB: VAPE) (the "Company" or "VAPE"), a holding company focused on providing healthy, efficient, and sustainable vaporization products, announced today it has entered into binding agreements for long-term equity capital at market prices that will support the future growth of the Company.

On April 19, 2016, the Company agreed to terms for an equity line that contemplates its single financing partner providing up to $5 Million over the next three years. The Company has the ability to sell the equity at its discretion at prevailing market prices with no discount.

"This opportunity to secure long-term equity capital with a single institutional partner at the market price at the Company's discretion by selling only enough shares to meet our needs over an extended period of time is a huge plus for VAPE. We hope that this long-term financing with no discount to market and no additional debt will further reduce the pressure on our market that we have experienced in the past. With approximately 80% of the historical convertible debt restructured and consolidated into our new funding partner, I believe that we can continue to execute on a responsible growth trajectory," stated Justin Braune, CEO of VAPE. "When I took on the position as CEO last year I didn't think that we would be able to have a definitive plan in place to stabilize our equity picture this quickly. To me, this shows extreme confidence by our financing party in our management and the current direction of our company. This financial vehicle will help us support the release of our CBD line as well as other possible business lines and strategic acquisitions down the road," Mr. Braune continued.

In addition, the board of directors of VAPE has decided to expand from 3 members to 5 members by bringing on additional independent members over the next 45 days. Management is striving to increase its corporate governance standards and the first step of that plan is to bring some independent members to the board. "VAPE Holdings is still a young company and we believe that strategically adding outside executives with significant business and market experience will help us better navigate the rapid growth we are projecting," stated Mr. Braune.

About VAPE Holdings, Inc.

VAPE Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Agoura Hills, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com.

For more information on Revival and to visit our e-commerce site, please visit: http://www.revivalvapes.com.

From time to time, VAPE Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for VAPE Holdings' products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in VAPE Holdings' filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting VAPE Holdings please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. VAPE Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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